Exhibit 10.9

MEMBERSHIP INTEREST PURCHASE AGREEMENT
THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement"), dated as of September 5, 2018, is entered into between 1347 Capital LLC, a Delaware limited liability company (the "Seller"), and IGI Partners, LLC (the "Buyer").
WHEREAS, Seller owns 4,572 of the issued and outstanding units, representing 45.72% of the membership percentage interest (the "Membership Interest"), of Itasca Golf Investors, LLC, an Illinois limited liability company (the "Company"); and
WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Membership Interest, subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2), Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to the Membership Interest. The aggregate purchase price for the Membership Interest shall be One Million Five Hundred Thousand U.S. Dollars ($1,500,000.00) (the "Purchase Price"). In addition, Seller shall transfer to the Company the URL itascagolf.com (the “URL”).
2.    Closing. Subject to the terms and conditions contained in this Agreement, the purchase and sale of the Membership Interest contemplated hereby shall take place electronically via mutual exchange of facsimile or portable document format (.PDF) signatures (the "Closing") on the date hereof (the "Closing Date"). The Closing will be effective as of 12:01 a.m. local time in Chicago, Illinois on the Closing Date.
3.    Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:
(a)    Seller is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.
(b)    Seller has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. Seller has obtained all necessary approvals, including the approval of the Kingsway Financial Services Inc. (“Kingsway”) Audit Committee pursuant to Kingsway’s Related Party Transaction Policy dated January 6, 2017, for the execution and delivery of this Agreement, the performance of

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Exhibit 10.9

its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and (assuming due authorization, execution and delivery by Buyer) constitutes Seller's legal, valid and binding obligation, enforceable against Seller in accordance with its terms.
(c)    The Membership Interest and the URL is owned of record and beneficially by Seller, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind ("Encumbrances").
(d)    The execution, delivery and performance by Seller of this Agreement do not conflict with, violate or result in the breach of, or create any Encumbrance on the Membership Interest pursuant to, any agreement, instrument, order, judgment, decree, law or governmental regulation to which Seller is a party or is subject or by which the Membership Interest is bound.
(e)    No governmental, administrative or other third party consents or approvals are required by or with respect to Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
(f)    There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Seller, threatened against or by Seller that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.
(g)    No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.
(h)    Seller has had full access to the financial statements and materials of the Company, including but not limited to the appraisal of the Itasca Country Club, information concerning offers and inquires by prospective purchasers, tax returns and all other information of any type that Seller wanted to review. Seller is not relying on any statement or representation of Buyer and has conducted its own due diligence prior to arriving at the Purchase Price.
4.    Representation and Warranties of Buyer.
(a)    Buyer is an Illinois limited liability company duly organized, validly existing and in good standing under the laws of the State of Illinois.
(b)    Buyer has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized

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Exhibit 10.9

by all requisite action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.
(c)    Buyer is acquiring the Membership Interest solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Membership Interest is not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Membership Interest may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.
(d)    No governmental, administrative or other third party consents or approvals are required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
(e)    There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Buyer, threatened against or by Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.
(f)    No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.
(g)    Buyer has had full access to the financial statements and materials of the Company, including but not limited to the appraisal of the Itasca Country Club, information concerning offers and inquires by prospective purchasers, tax returns and all other information of any type that Buyer wanted to review. Buyer is not relying on any statement or representation of Seller and has conducted its own due diligence prior to arriving at the Purchase Price.
5.    Survival. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder.
6.    Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.
7.    Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

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Exhibit 10.9

8.    Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.
9.    Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.
10.    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
11.    Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
12.    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
13.    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the United States District Court for the Northern District of Illinois or the Circuit Court for the Eighteenth Judicial Circuit located in DuPage County, Illinois, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive

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Exhibit 10.9

and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES TO SUBMIT TO A TRIAL BY JUDGE, AND WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY, IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
14.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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Exhibit 10.9

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

SELLER: 1347 CAPITAL LLC
By: ____________________ Name: Hassan Baqar Title: Managing Director

BUYER: IGI PARTNERS, LLC
By_____________________ Name: Larry Swets Title: President of Itasca Golf Managers, Inc., its Manager

[Signature Page to Membership Interest Purchase Agreement]